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                                  EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE


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
                                                              NINE MONTHS ENDED
                                                      -----------------------------------
                                                            Sep. 30,           Oct.4,
                                                              1997              1998
                                                      ----------------     --------------

Net Income                                           $    18,505,077      $  23,362,122
Basic:
 Weighted average number of shares outstanding            20,123,928         24,342,842
                                                      ----------------     --------------
 Basic earnings per share                            $          0.92      $        0.96
                                                      ================     ==============

Diluted:
 Weighted average number of shares outstanding            20,123,928         24,342,842
 Dilutive effects of stock options using the
    Treasury stock method                                     24,976            376,541
                                                     ----------------     ---------------
                                                          20,148,904         24,719,383
                                                     ----------------     ---------------
Diluted earnings per share                           $          0.92      $        0.95
                                                     ================     ===============




Proforma net income                                  $    14,525,077
Basic:
 Weighted average number of shares outstanding            20,123,928
                                                    ----------------
 Basic earnings per share                            $          0.72
                                                    ================

Diluted:
 Weighted average number of shares outstanding            20,123,928
 Dilutive effects of stock options using the
    Treasury stock method                                     24,976
                                                     ---------------
                                                          20,148,904
                                                     ---------------
Diluted earnings per share                           $          0.72
                                                     ===============



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